Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Aqualon Functional Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008	2009
January	3.240	2.951	2.851	3.208	2.864
February	3.268	3.445	4.005	4.093	3.616
March	2.755	3.172	3.465	4.945	4.112
April	3.586	4.025	4.050	4.048	3.125
May	3.438	3.222	3.690	4.610	3.740
June	3.352	3.967	4.686	5.558
July	3.362	4.042	3.739	3.531
August	2.751	3.129	3.748	4.715
September	3.497	4.286	4.868	5.343
October	3.286	3.101	3.164	3.125
November	3.299	3.510	4.466	4.404
December	3.079	3.966	4.560	3.817

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.